                                                                EXHIBIT 4.2




                                METRICOM, INC.,

                                    ISSUER,


                                      AND


                    U. S. TRUST COMPANY OF CALIFORNIA, N.A.

                                    TRUSTEE


                                ----------------


                                   INDENTURE



                          Dated as of August 15, 1996


                                ----------------


                                  $45,000,000
                   8% Convertible Subordinated Notes due 2003
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                               TABLE OF CONTENTS

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ARTICLE I - DEFINITIONS AND INCORPORATION BY REFERENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

    SECTION 1.1  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    SECTION 1.2  Incorporation by Reference of TIA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
    SECTION 1.3  Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE II - THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

    SECTION 2.1  Form and Dating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
    SECTION 2.2  Execution and Authentication . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
    SECTION 2.3  Security Registrar; Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
    SECTION 2.4  Agent to Hold Assets in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
    SECTION 2.5  Holder Lists . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
    SECTION 2.6  Securities Restrictions on Transfer: Depositary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
    SECTION 2.7  Replacement Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
    SECTION 2.8  Outstanding Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
    SECTION 2.9  Treasury Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
    SECTION 2.10 Temporary Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
    SECTION 2.11 Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
    SECTION 2.12 Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

ARTICLE III - REDEMPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

    SECTION 3.1  Right of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
    SECTION 3.2  Notice to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
    SECTION 3.3  Selection of Securities to Be Redeemed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
    SECTION 3.4  Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
    SECTION 3.5  Effect of Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
    SECTION 3.6  Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
    SECTION 3.7  Securities Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
    SECTION 3.8  Conversion Arrangement on Call for Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

ARTICLE IV - COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

    SECTION 4.1  Payment of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
    SECTION 4.2  Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
    SECTION 4.3  Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
    SECTION 4.4  Payment of Taxes and Other Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
    SECTION 4.5  Maintenance of Properties and Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
    SECTION 4.6  Certificate; Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
    SECTION 4.7  Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
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                              TABLE OF CONTENTS
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    SECTION 4.8  Waiver of Stay, Extension or Usury Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
    SECTION 4.9  Rule 144A Information Requirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
    SECTION 4.10 Appointments to Fill Vacancies in Trustee's Office . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
    SECTION 4.11 Resale of Certain Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

ARTICLE V - SUCCESSOR CORPORATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

    SECTION 5.1  Limitation on Merger, Sale or Consolidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
    SECTION 5.2  Successor Corporation Substituted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

ARTICLE VI - EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

    SECTION 6.1  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
    SECTION 6.2  Acceleration of Maturity Date; Rescission and Annulment  . . . . . . . . . . . . . . . . . . . . . . . . .   32
    SECTION 6.3  Collection of Indebtedness and Suits for Enforcement by Trustee  . . . . . . . . . . . . . . . . . . . . .   33
    SECTION 6.4  Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
    SECTION 6.5  Trustee May Enforce Claims Without Possession of Securities  . . . . . . . . . . . . . . . . . . . . . . .   35
    SECTION 6.6  Priorities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
    SECTION 6.7  Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
    SECTION 6.8  Unconditional Right of Holders to Receive Principal, Premium and Interest  . . . . . . . . . . . . . . . .   36
    SECTION 6.9  Rights and Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
    SECTION 6.10 Delay or Omission Not Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
    SECTION 6.11 Control by Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
    SECTION 6.12 Waiver of Past Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
    SECTION 6.13 Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
    SECTION 6.14 Restoration of Rights and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

ARTICLE VII - TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

    SECTION 7.1  Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
    SECTION 7.2  Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
    SECTION 7.3  Individual Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
    SECTION 7.4  Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
    SECTION 7.5  Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
    SECTION 7.6  Reports by Trustee to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
    SECTION 7.7  Compensation and Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
    SECTION 7.8  Replacement of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
    SECTION 7.9  Successor Trustee by Merger, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
    SECTION 7.10 Eligibility; Disqualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
    SECTION 7.11 Preferential Collection of Claims Against Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
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ARTICLE VIII - SATISFACTION AND DISCHARGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

    SECTION 8.1  Satisfaction and Discharge of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
    SECTION 8.2  Repayment to the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

ARTICLE IX - AMENDMENTS, SUPPLEMENTS AND WAIVERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

    SECTION 9.1  Supplemental Indentures Without Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
    SECTION 9.2  Amendments, Supplemental Indentures and Waivers with Consent of Holders  . . . . . . . . . . . . . . . . .   46
    SECTION 9.3  Compliance with TIA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
    SECTION 9.4  Revocation and Effect of Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
    SECTION 9.5  Notation on or Exchange of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
    SECTION 9.6  Trustee to Sign Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

ARTICLE X - MEETINGS OF HOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

    SECTION 10.1 Purposes for Which Meetings May Be Called  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
    SECTION 10.2 Manner of Calling Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
    SECTION 10.3 Call of Meetings by the Company or Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
    SECTION 10.4 Who May Attend and Vote at Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
    SECTION 10.5 Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment . . . . . . . . . .   50
    SECTION 10.6 Voting at the Meeting and Record to Be Kept  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
    SECTION 10.7 Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting   . . . . . . .   51

ARTICLE XI - RIGHT TO REQUIRE REPURCHASE UPON A CHANGE OF CONTROL . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

    SECTION 11.1 Repurchase of Securities at the Option of the Holder Upon a Change of Control  . . . . . . . . . . . . . .   52

ARTICLE XII - SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

    SECTION 12.1 Securities Subordinated to Senior Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
    SECTION 12.2 No Payment on Securities in Certain Circumstances  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
    SECTION 12.3 Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution,
                 Liquidation or Reorganization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
    SECTION 12.4 Holders to Be Subrogated to Rights of Holders of Senior Indebtedness   . . . . . . . . . . . . . . . . . .   58
    SECTION 12.5 Obligations of the Company Unconditional   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
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    SECTION 12.6  Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice   . . . . . . . . . . . . . . . .   59
    SECTION 12.7  Application by Trustee of Assets Deposited with It  . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
    SECTION 12.8  Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of
                  Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
    SECTION 12.9  Holders Authorize Trustee to Effectuate Subordination of Securities . . . . . . . . . . . . . . . . . . .   60
    SECTION 12.10 Right of Trustee to Hold Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
    SECTION 12.11 Article XII Not to Prevent Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
    SECTION 12.12 No Fiduciary Duty of Trustee to Holders of Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . .   60
    SECTION 12.13 Certain Conversions Deemed Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61

ARTICLE XIII - CONVERSION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61

    SECTION 13.1  Conversion Privilege  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
    SECTION 13.2  Exercise of Conversion Privilege  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
    SECTION 13.3  Fractional Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
    SECTION 13.4  Conversion Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
    SECTION 13.5  Adjustment of Conversion Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
    SECTION 13.6  Continuation of Conversion Privilege in Case of Reclassification, Change, Merger,
                  Consolidation or Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
    SECTION 13.7  Notice of Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
    SECTION 13.8  Taxes on Conversion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
    SECTION 13.9  Company to Provide Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
    SECTION 13.10 Disclaimer of Responsibility for Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
    SECTION 13.11 Return of Funds Deposited for Converted Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .   72

ARTICLE XIV - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72

    SECTION 14.1  TIA Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
    SECTION 14.2  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
    SECTION 14.3  Communications by Holders with Other Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
    SECTION 14.4  Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
    SECTION 14.5  Statements Required in Certificate or Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
    SECTION 14.6  Rules by Trustee, Paying Agent, Security Registrar  . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
    SECTION 14.7  Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
    SECTION 14.8  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
    SECTION 14.9  No Adverse Interpretation of Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
    SECTION 14.10 No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
    SECTION 14.11 Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
    SECTION 14.12 Duplicate Originals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
    SECTION 14.13 Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
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    SECTION 14.14         Table of Contents, Headings, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
    SECTION 14.15         Qualification of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
    SECTION 14.16         Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76

    EXHIBIT A - FORM OF SECURITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
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
         INDENTURE, dated as of August 15, 1996, between METRICOM, INC., a
Delaware corporation (the "Company"), and U. S. TRUST COMPANY OF CALIFORNIA,
N.A., a national banking association duly organized and existing under the laws of the State of California, as Trustee.

         Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 8% Convertible Subordinated Notes due 2003:


                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1      Definitions.

         "Acceleration Notice" shall have the meaning specified in Section 6.2.

         "Affiliate" means (a) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, (b) any spouse, immediate family member, or other relative who has the same principal residence of any Person described in clause (a) above, and (c) any trust in which any Person described in clause (a) or (b) above has a beneficial interest. For purposes of this definition, the term "control" means
(x) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (y) the beneficial ownership of 10% or more of any class of voting Capital Stock of a Person (on a fully diluted basis) or of any combination of shares, warrants or other rights to acquire such amount of any class of Capital Stock (whether or not presently exercisable).

         "Agent" means any Security Registrar, Paying Agent or co-Security Registrar.

         "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, State or foreign law for the relief of debtors.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

         "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

         "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

         "Capitalized Lease Obligation" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

         "Cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "Change of Control" means (a) an event or series of events as a result of which any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d) of the Exchange Act) is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable) of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors, managers or trustees, as applicable, of the Company or any successor entity ("Voting Stock"), (b) the completion of any consolidation with or merger of the Company into any other Person, or conveyance, transfer or lease by the Company of all or substantially all of its assets to any Person, or any merger of any other Person into the Company in a single transaction or series of related transactions, and, in the case of any such transaction or series of related transactions, the outstanding Common Stock of the Company is changed or exchanged as a result, unless the stockholders of the Company immediately before such transaction own, directly or indirectly, immediately following such transaction, at least 51% of the combined voting power of the outstanding voting securities of the Person resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, or (c) such time as the Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation of the Company); provided that a Change of Control shall not be deemed to have occurred if either (x) the last sale price of the Common Stock for any five Trading Days during the 10 Trading Days immediately preceding the Change of Control is at least equal to 105% of the Conversion Price in effect on such day, or (y) with respect to a merger or consolidation otherwise constituting a Change of Control described in clause
(b) above, at least 90% of the consideration in such transaction or transactions consists of common stock or securities convertible into common stock that are, or upon issuance will be, traded on a United States national securities exchange or approved for quotation on the Nasdaq National Market.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the Company's common stock, par value $.001 per share, or as such stock may be reconstituted from time to time.

         "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture, and thereafter means such successor.

         "Continuing Director" means at any date a member of the Company's Board of Directors (a) who was a member of such board on August 15, 1996 or (b) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

         "Conversion Price" shall have the meaning specified in Section 13.4.

         "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 515 South Flower Street, Los Angeles, California 90071-2429, Attention: Corporate Trust Division (Metricom, Inc., 8% Convertible Subordinated Notes due 2003).

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Date of Conversion" shall have the meaning specified in Section 13.2.

         "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

         "Defaulted Interest" shall have the meaning specified in Section 2.12.

         "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.6(c) as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

         "Designated Senior Indebtedness" means any Senior Indebtedness with an aggregate principal amount in excess of $3 million that is designated in its governing instrument as Designated Senior Indebtedness.

         "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any Person, Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the

Company), any Capital Stock (other than any common stock) with no preference, privileges, or redemption or repayment provisions.

         "Event of Default" shall have the meaning specified in Section 6.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Expiration Time" shall have the meaning specified in Section 13.5(e).

         "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board ("FASB") or in such other statements by such other entity as approved by a significant segment of the accounting profession that are at the time in effect in the United States, provided, however, that for purposes of determining compliance with covenants in the Indenture, "GAAP" means such generally accepted accounting principles as are in effect as of the Issue Date.

         "Global Security" shall have the meaning specified in Section 2.6(a).

         "Holder" means the Person in whose name a Security is registered on the Security Register.

         "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) evidenced by bankers' acceptances or similar instruments issued or accepted by banks,
(iv) for the payment of money relating to a Capitalized Lease Obligation, or
(v) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all net obligations of such Person under Interest Swap and Hedging Obligations; (c) all liabilities of others of the kind described in the preceding (a) or (b) that such Person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire any Capital Stock; and (d) any and all deferrals, renewals, extensions, refinancings or refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) or (c), or this clause (d), whether or not between or among the same parties.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

         "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

         "Issue Date" means the date of first issuance of the Securities under this Indenture.

         "Junior Security" means any Qualified Capital Stock and any Indebtedness of the Company that is fully subordinated in right of payment to the Securities and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity.

         "Last Sale Price" shall have the meaning specified in Section 13.3.

         "Legal Holiday" shall have the meaning specified in Section 14.7.

         "Lien" means any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

         "Liquidated Damages" shall have the meaning specified in the Registration Rights Agreement, insofar as it relates to the Notes.

         "Non-Electing Share" shall have the meaning specified in Section 13.6.

         "Notice of Default" means a written notice of the kind specified in
Section 6.1(d), 6.1(e) or 6.1(f).

         "Offer" shall have the meaning specified in Section 13.5(e).

         "Officer" means, with respect to the Company, the Chief Executive Officer, the President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President"), the Chief Financial Officer, the Treasurer, the Controller or the Secretary of the Company.

         "Officers' Certificate" means, with respect to the Company, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and otherwise complying with the requirements of Sections 14.4 and 14.5.

         "Opinion of Counsel" means a written opinion from legal counsel who or that is reasonably acceptable to the Trustee and that complies with the requirements of Sections 14.4 and 14.5.

         "Paying Agent" shall have the meaning specified in Section 2.3.

         "Payment Blockage Period" shall have the meaning specified in Section 12.2(b).

         "Payment Default" shall have the meaning specified in Section 12.2(a).

         "Payment Notice" shall have the meaning specified in Section 12.2(b).

         "Person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

         "PORTAL Market" shall mean the Private Offerings, Resales and Trading through Automated Linkages Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "Purchased Shares" shall have the meaning specified in Section 13.5.

         "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

         "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A.

         "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

         "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security.

         "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security, which shall include, without duplication, in each case, accrued and unpaid interest and Liquidated Damages, if any, to but excluding the Redemption Date.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of August 26, 1996, by and among the Company and Furman Selz LLC and Feshbach Brothers Investor Services, Inc., as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

         "Repurchase Date" shall have the meaning specified in Section 11.1(a).

         "Repurchase Offer" shall have the meaning specified in Section
11.1(b).

         "Repurchase Price" shall have the meaning specified in Section
11.1(a).

         "Restricted Securities" has the meaning specified in Section 2.6(c).

         "Rule 144A" shall mean Rule 144A as promulgated under the Securities
Act.

         "Rule 144(k)" shall mean Rule 144(k) as promulgated under the Securities Act.

         "SEC" means the Securities and Exchange Commission, and any successor entity thereto.

         "Securities" or "Security" means, collectively, the 8% Convertible Subordinated Notes due 2003, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Securities Custodian" means U. S. Trust Company of California, N.A., as custodian with respect to the Securities in global form, or any successor entity thereto.

         "Security Register" shall have the meaning set forth in Section 2.3.

         "Security Registrar" shall have the meaning specified in Section 2.3.

         "Senior Indebtedness" means all obligations of the Company to pay the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amount accrued or due on or in connection with, any Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is not senior or superior in right of payment to the Securities or is pari passu with, or subordinated to, the Securities; provided that in no event shall Senior Indebtedness include (a) Indebtedness of the Company owed or owing to any Subsidiary of the Company or any officer, director or employee of the Company or of any Subsidiary of the Company, (b) Indebtedness representing or with respect to any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services, or (c) any liability for taxes owed or owing by the Company or any Subsidiary of the Company.

         "Significant Subsidiary" shall have the meaning assigned to that term under Regulation S-X promulgated by the Securities Act.

         "Special Record Date" shall have the meaning set forth in Section
2.12.

         "Stated Maturity," when used with respect to any Security, means September 15, 2003.

         "Subsidiary" with respect to any Person, means (a) a corporation a majority of whose Capital Stock with voting power normally entitled to vote in the election of directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (b) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner or (c) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest.

         "TIA" means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Sections 9.3, 11.1(d) and 13.6; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term "TIA" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the Nasdaq National Market (or, if the Common Stock is not admitted to trading thereon, on the principal national securities exchange, if any, on which the Common Stock is listed or admitted to trading).

         "Trigger Event" shall have the meaning specified in Section 13.5(b).

         "Trustee" means U. S. Trust Company of California, N.A. and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

         "Trust Officer" means any officer within the corporate trust division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "U.S. Government Obligations" means direct, non callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

         SECTION 1.2      Incorporation by Reference of TIA.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Securities.

         "indenture securityholder" means a Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company and any other obligor on the Securities.

         All other TIA terms used in this Indenture that are defined by the TIA or defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

         SECTION 1.3      Rules of Construction.

         Unless the context otherwise requires:

                 (a)      a term has the meaning assigned to it;

                 (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (c)      "or" is not exclusive;

                 (d) words in the singular include the plural, and words in the plural include the singular;

                 (e) provisions apply to successive events and transactions;

                 (f) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                 (g) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise; and.

                 (h) with respect to references to the sufficiency of U.S. Government Obligations, calculations shall be made without regard to reinvestment.


                                   ARTICLE II
                                 THE SECURITIES

         SECTION 2.1      Form and Dating.

         The Securities and the Trustee's certificate of authentication in respect thereof shall be substantially in the form of Exhibit A hereto, which
Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

         The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         SECTION 2.2      Execution and Authentication.

         Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Security for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

         In case any person who shall have signed any of the Securities shall cease to be an Officer before the Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Securities nevertheless may be authenticated and delivered or disposed of as though the person who signed such Securities had not ceased to be an Officer; and any Security may be signed on behalf of the Company by such person as, at the actual date of the execution of such Security, shall be an Officer although at the date of the execution of this Indenture any such person was not an Officer.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

         The Trustee shall authenticate the Securities for original issue in the aggregate principal amount of up to $45,000,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $45,000,000, except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate, or any of their respective Subsidiaries.

         Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

         SECTION 2.3      Security Registrar; Paying Agent.

         The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.2 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided. The Company may have one or more co-Security Registrars.

         Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 4.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

         At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.10, 3.7 or 9.5 not involving any transfer.

         The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 3.3 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

         The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Paying Agent, except that, for the purposes of Articles III, VIII and XI and as otherwise specified in the Indenture, neither the Company nor any Affiliate shall act as Paying Agent. The Company may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Paying Agent, and the Trustee hereby initially agrees so to act.

         The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Security Registrar or Paying Agent, the Trustee shall act as such.

         SECTION 2.4      Agent to Hold Assets in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, interest on or Liquidated Damages with respect to the Securities, including, if applicable, the Redemption Price or the Repurchase Price (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or any Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company or an Affiliate) shall have no further liability for such assets.

         SECTION 2.5      Holder Lists.

         The Security Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Security Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

         SECTION 2.6      Securities Restrictions on Transfer: Depositary.

                 (a) So long as the Securities are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Securities to be traded on the PORTAL Market shall be represented by a Security in global form (the "Global Security"), the Global Security being registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in the Global Security that does not involve the issuance of a Security in certificated form shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

         At any time at the request of the beneficial holder of an interest in the Global Security to obtain a Security in certificated form, such beneficial holder shall be entitled to obtain a Security in certificated form upon written request to the Trustee and the Securities Custodian in accordance with the standing instructions and procedures existing between the Securities Custodian and Depositary for the issuance thereof. Upon receipt of any such request, the Trustee, or the Securities Custodian at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced by the principal amount of the Security in certificated form issued upon such request to such beneficial holder and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to such beneficial holder (or its nominee) a Security or Securities in certificated form in the appropriate aggregate principal amount in the name of such beneficial holder (or its nominee) and bearing such restrictive legends as may be required by this Indenture.

         Any transfer of a beneficial interest in the Global Security, or any exchange of certificated Securities for an equal principal amount of certificated Securities of other authorized denominations, that cannot be effected through book-entry settlement must be effected by the delivery to the transferee (or its nominee) of a Security or Securities in certificated form registered in the name of the transferee (or its nominee) on the Security Register maintained by the Security Registrar in accordance with the transfer restrictions set forth herein, provided however that the certificated form of Security is surrendered. With respect to any such transfer, the Trustee, or the Securities Custodian at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced by the principal amount of the respective beneficial interest in the Global Security being transferred and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to the transferee (or such transferee's nominee, as the case may be), a Security or Securities in certificated form in the appropriate aggregate principal amount in the name of such transferee (or its nominee) and bearing such restrictive legends as may be required by this Indenture.

         (b) A Security in certificated form may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. So long as the Securities are eligible for book-entry settlement, unless otherwise required by law, upon any transfer of a Security in certificated form to a QIB in accordance with Rule 144A, and upon receipt of the Security or Securities in certificated form being so transferred, together with certification from the transferee that the transferee is a QIB (or other evidence satisfactory to the Trustee), the Trustee shall make, or direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, and the Trustee shall cancel such Security or Securities in certificated form and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly; provided that no Security in certificated form, or portion thereof, in respect of which the Company or an Affiliate held any beneficial interest shall be included in the Global Security until such Security in certificated form is freely tradable in accordance with Rule 144(k); provided further that the Trustee shall issue Securities in certificated form upon any transfer of a beneficial interest in the Global Security to the Company or an Affiliate; provided further that whether or not the Security in certificated form is a Restricted Security, the Trustee shall have received written instructions directing the Trustee to make, or directing the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security.

         Any Global Security may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Securities Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Securities to be tradeable on the PORTAL Market or as may be required for the Securities to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Securities may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Securities are subject.

         (c) Every Security that bears or is required under this Section 2.6(c) to bear the legend set forth in this Section 2.6(c) (together with any Common Stock issued upon conversion of the Securities and required to bear the legend set forth in this Section 2.6(c), collectively, the "Restricted Securities") shall be subject to the restrictions on transfer set forth in this
Section 2.6(c) (including those set forth in the legend set forth below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such holder's acceptance thereof, agrees to be bound by all such restrictions on transfer.
As used in this Section 2.6(c), term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

         Until three years after the original issuance date of any Security, any certificate evidencing such Security (and all securities issued in exchange therefor or substitution thereof and all Common Stock issued upon conversion thereof) shall bear a legend in substantially the following form, unless otherwise agreed by the Company in writing, with written notice thereof to the
Trustee:

                 THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                 THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS THREE YEARS AFTER THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO RULE 144A, FOR SO LONG AS IT IS AVAILABLE, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN "ACCREDITED INVESTOR," WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE

                 ACCOUNT OF SUCH AN "ACCREDITED INVESTOR," THAT PRIOR TO SUCH TRANSFER DELIVERS AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION IN FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFEREE IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT, THAT SUCH ACCREDITED INVESTOR IS ACQUIRING THE SECURITY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND THAT SUCH TRANSFER COMPLIES WITH THE SECURITIES ACT, (E) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND ARE IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

         Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Security for exchange to the Security Registrar in accordance with the provisions of this
Section 2.6, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount that does not bear the restrictive legend required by this Section 2.6(c).

         Any Common Stock issued or issuable upon conversion of the Securities as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock issued upon conversion of the Securities or the certificates representing such Securities upon conversion of which such shares of Common Stock are issuable in accordance with Article XIII for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legends required by this Section 2.6(c).

         Notwithstanding any other provisions of this Indenture (other than the provisions set forth in the second paragraph of Section 2.6(a) and in this
Section 2.6(c)), a Global Security may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Security. Initially, the Global Security shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Securities Custodian for Cede & Co.

         If at any time the Depositary for the Global Security notifies the Company that it is unwilling or unable to continue as Depositary for the Security, the Company may appoint a successor Depositary with respect to such Security. If a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Securities, will authenticate and deliver, Securities in certificated form, in an aggregate principal amount equal to the principal amount of the Global Security, in exchange for the Global Security.

         If a Security in certificated form is issued in exchange for any portion of a Global Security after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the next succeeding Interest Payment Date, interest will not be payable on such Interest Payment Date in respect of such Security, but will be payable on such Interest Payment Date only to the Person to whom interest in respect of such portion of such Global Security is payable in accordance with the provisions of this Indenture.

         Securities in certificated form issued in exchange for all or a part of a Global Security pursuant to this Section 2.6 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Securities in certificated form to the Persons in whose names such Securities in certificated form are so registered.

         At such time as all interests in a Global Security have been redeemed, repurchased, converted, canceled, exchanged for Securities in certificated form, or transferred to a transferee who receives Securities in certificated form thereof, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian. At any time prior to such cancellation, if any interest in a Global Security is exchanged for Securities in certificated form, redeemed, converted, repurchased or canceled, or transferred to a transferee who receives Securities in certificated form therefor or any Security in certificated form is exchanged or transferred for part of a Global Security, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction or increase.

         (d)     Rule 144(k) Holding Period.  Notwithstanding any provision of
Section 2.6 to the contrary, in the event Rule 144(k) (or any successor rule) is amended to shorten the three-year period under Rule 144(k) (or the corresponding period under any successor rule), from and after receipt by the Trustee of the Officers' Certificate and Opinion of Counsel provided for in this Section 2.6(d), (i) the references in the restrictive legend set forth in the first sentence of the second paragraph to "THREE YEARS" in Section 2.6(c) shall be deemed for all purposes hereof to be references to such shorter period and (ii) all corresponding references to the Securities that are Restricted Securities shall be deemed for all purposes hereof to be references to such shorter period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable Federal securities laws. As soon as practicable after the Company has knowledge of the effectiveness of any such amendment to shorten the three-year period under Rule 144(k) (or the corresponding period under any successor rule), unless such changes would otherwise be prohibited by, or would otherwise cause a violation of, the then- applicable securities laws, the Company shall provide to the Trustee an Officers' Certificate and Opinion of Counsel informing the Trustee of the effectiveness of such amendment and the effectiveness of the foregoing changes to Section 2.6 and the restrictive legends on the Securities that are Restricted Securities. This Section 2.6(d) shall apply to successive amendments to Rule 144(k) (or any successor rule) shortening the holding period thereunder.

         (e) Affiliate Legend. Any certificate evidencing a Security that has been transferred to the Company or an Affiliate within three years after the original issuance date of the Security, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof (substantially in the form attached as an exhibit to the Offering Memorandum), shall, until three years after the last date on which the Company or any Affiliate was an owner of such Security, bear a legend in substantially the following form, unless otherwise agreed by the Company (with written notice thereof to the Trustee):

         THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES, OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) IN A TRANSACTION REGISTERED UNDER THE SECURITIES

         ACT OR (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND (2) THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND SHALL BE REMOVED UPON THE TRANSFER OF THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY PURSUANT TO THE IMMEDIATELY PRECEDING SENTENCE. IF THE PROPOSED TRANSFER IS IN ACCORDANCE WITH RULE 144 THE SECURITIES ACT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH THE TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 144 OF THE SECURITIES ACT.

         Any stock certificate representing Common Stock issued upon conversion of such Security shall also bear a legend in substantially the form indicated above, unless otherwise agreed by the Company (with written notice thereof to the Trustee). The Trustee shall be entitled to rely on the Assignment Form as to whether any Person is an Affilliate.

         SECTION 2.7      Replacement Securities.

         If a mutilated Security is surrendered to the Security Registrar or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Security Registrar and the Company, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Security Registrar's requirements are met. If required by the Security Registrar or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Security Registrar, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Company.

         SECTION 2.8      Outstanding Securities.

         Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those canceled by the Securities Registrar, those delivered to the Securities Registrar for cancellation, those reductions in the interest in a Global Security effected by the Securities Registrar hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate holds the Security, except as provided in Section 2.9.

         If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

         If on a Redemption Date the Paying Agent (other than the Company or an Affiliate) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date in accordance with Section 3.6 hereof and payment of the Securities called for redemption is not otherwise prohibited pursuant to Article XII hereof or otherwise, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.9      Treasury Securities.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee knows are so owned shall be disregarded.

         SECTION 2.10     Temporary Securities.

         Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities (other than in the case of Global Securities). Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

         SECTION 2.11     Cancellation.

         The Company at any time may deliver Securities to the Security Registrar for cancellation. The Trustee and the Paying Agent shall forward to the Security Registrar any Securities surrendered to them for transfer, exchange or payment. The Security Registrar, or at the direction of the Security Registrar, the Trustee or the Paying Agent (other than the Company or an Affiliate), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

         SECTION 2.12     Defaulted Interest.

         Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest.

         Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

         (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner (the "Special Record Date"). The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such Cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest that shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

         (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section 2.12, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security. The provisions of this Section 2.12 shall also apply to Liquidated Damages, if any, payable on the interest payment date that is not punctually paid or duly provided for on any Interest Payment Date.

                                  ARTICLE III
                                   REDEMPTION

         SECTION 3.1      Right of Redemption.

         Redemption of Securities, as permitted by any provision of this Indenture, shall be made in accordance with Paragraph 5 of the form of Security attached as Exhibit A hereto and this Article III. The Company will not have the right to redeem any Securities prior to September 15, 1999. On or after September 15, 1999, the Company will have the right to redeem all or any part of the Securities at the Redemption Prices specified in Paragraph 5 of the form of Security attached as Exhibit A hereto under the caption "Redemption," in each case including accrued and unpaid interest to, but excluding, the Redemption Date (subject to the right of Holders of the redeemed Securities registered on the relevant Record Date to receive interest and any Liquidated Damages, if any, due on an Interest Payment Date that is on or prior to such Redemption Date and subject to the provisions set forth in Section 3.5).

         SECTION 3.2      Notice to Trustee.

         If the Company elects to redeem Securities pursuant to Section 3.1 and Paragraph 5 of the Securities, it shall notify the Trustee in writing, at least 35 days but more than 60 days before the Redemption Date, of the Redemption Date, the Redemption Price, and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

         If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

         If fewer than all Securities are to be redeemed, the Company shall give each notice to the Trustee provided for in this Section 3.2 at least 35 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

         SECTION 3.3      Selection of Securities to Be Redeemed.

         If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable depositary, legal and stock exchange requirements.

         The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

         SECTION 3.4      Notice of Redemption.

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                 (a) the Redemption Date, and that the Securities called for redemption may not be converted after the close of business on the Business Day immediately prior to the Redemption Date;

                 (b)      the Redemption Price;

                 (c)      the Conversion Price;

                 (d) the last date on which the Securities may be converted;

                 (e)      the name, address and telephone number of the Paying
         Agent;

                 (f) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                 (g) that, unless (a) the Company defaults in its obligation to deposit Cash with the Paying Agent in accordance with
         Section 3.6 hereof or (b) such redemption payment is prohibited pursuant to Article XII hereof or otherwise, interest on, and Liquidated Damages, if any, with respect to, Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

                 (h) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                 (i) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

                 (j)      the CUSIP number of the Securities to be redeemed; and

                 (k)      that the notice is being sent pursuant to this
         Section 3.4 and pursuant to the redemption provisions of Paragraphs 5 and 6 of the Securities.

         SECTION 3.5      Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including interest, if any, accrued and unpaid to the Redemption date (and Liquidated Damages, if any). Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid to the Redemption date (and Liquidated Damages, if any) (subject to the right of Holders of the redeemed Securities registered on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date); provided, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest (or Liquidated Damages, if any) shall accrue for the period from such Redemption Date to such succeeding Business Day.

         SECTION 3.6      Deposit of Redemption Price.

         On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate) Cash sufficient to pay the Redemption Price, including accrued and unpaid interest (and Liquidated Damages, if any) on all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Registrar for cancellation).
The Paying Agent shall promptly return to the Company any Cash so deposited which is not required for that purpose upon the written request of the Company.

         If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not prohibited under Article XII or otherwise, interest and Liquidated Damages, if any, on the Securities to be redeemed will accrue through the close of business on the day immediately preceding the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest (or Liquidated Damages, if any) shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Security.

         SECTION 3.7      Securities Redeemed in Part.

         Upon surrender of a Security that is to be redeemed in part in multiples of $1,000 only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

         SECTION 3.8      Conversion Arrangement on Call for Redemption.

         In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee in trust for the holders of such Securities, on or before the date fixed for redemption, an amount not less than the applicable Redemption Price of such Securities. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the Redemption Price of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into (a copy of which shall be filed with the Trustee prior to the date fixed for redemption), any Securities not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article XIII) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Securities shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses, including reasonable legal fees, incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                                   ARTICLE IV
                                   COVENANTS

         SECTION 4.1      Payment of Securities.

         The Company shall pay the principal of, premium, if any, including without limitation any Redemption Price or Repurchase Price, and interest and Liquidated Damages, if any, on the Securities on the dates and in the manner provided in the Securities and the Registration Rights Agreement. An installment of principal of, premium, if any, including without limitation any Redemption Price or Repurchase Price, and interest and Liquidated Damages, if any, on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, Cash deposited and designated for and sufficient to pay the installment.

         The Company shall pay interest on overdue principal and premium, if any, including without limitation any Redemption Price or Repurchase Price and on overdue installments of interest or Liquidated Damages, if any, at the rate specified in the Securities, to the extent lawful.

         SECTION 4.2      Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby designates the office of United States Trust Company of New York, 114 West 47th Street, New York, New York 10036, as such office or agency of the Company unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee and Paying Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and Paying Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates the Trustee as Paying Agent, Security Registrar and Securities Custodian, and the Corporate Trust Office of the Trustee as such office or agency of the Company for each of the aforesaid purposes.

         SECTION 4.3      Corporate Existence.

         Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and each of its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Significant Subsidiaries, any such existence, right or franchise, if the Board of Directors of the Company or such Significant Subsidiary, as the case may be, shall determine (a) that the preservation thereof is no longer desirable in the conduct of the business of such entity and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

         SECTION 4.4      Payment of Taxes and Other Claims.

         Except with respect to immaterial items, the Company shall, and shall cause each of its Significant Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Significant Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company or any of its Significant Subsidiaries; provided, however, that neither the Company nor any Significant Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

         SECTION 4.5      Maintenance of Properties and Insurance.

         The Company shall cause all material properties used or useful to the conduct of its business and the business of each of its Significant Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.5 shall prevent the Company or any Significant Subsidiary from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is in the judgment of the Board of Directors of the Company or such Significant Subsidiary, as the case may be, (a) desirable in the conduct of the business of such entity and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

         The Company shall provide, or cause to be provided, for itself and each of its Significant Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company is adequate and appropriate for the conduct of the business of the Company and such Significant Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company and adequate and appropriate for the conduct of the business of the Company and such Significant Subsidiaries in a prudent manner for entities similarly situated in the industry, unless failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company or such Significant Subsidiary.

         SECTION 4.6      Certificate; Notice of Default.

         (a) The Company shall deliver to the Trustee within 90 days after the end of its fiscal year an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signor does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

         (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default, Event of Default or fact which would prohibit the making of any payment to or by the Trustee in respect of the Securities, an Officers' Certificate specifying such Default, Event of Default or fact and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

         SECTION 4.7      Reports.

         Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee, within 15 days after it is or would have been required to file such with the SEC, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company was subject to the requirements of
Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required.

         SECTION 4.8      Waiver of Stay, Extension or Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium on, or interest on or Liquidated Damages, if any, with respect to the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or any Paying Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 4.9      Rule 144A Information Requirement.

         During the period beginning on the date of the original issuance of the Securities and ending on the date that is three years from such date, the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, furnish to the Holders or beneficial holders of the Securities or the underlying Common Stock and prospective purchasers of Securities or the underlying Common Stock designated by the Holders of Securities or the underlying Common Stock, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as such securities are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act. Upon the request of any holder or any beneficial holder of the Securities or the underlying Common Stock, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

         SECTION 4.10     Appointments to Fill Vacancies in Trustee's Office.

         The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.8, a Trustee, so that there shall at all times be a Trustee hereunder.

         SECTION 4.11     Resale of Certain Securities.

         During the period beginning on the original issuance date of the Securities and ending on the date that is three years from such date, the Company will not resell, and will use all reasonable efforts to prevent any of its Affiliates from reselling, (x) any Securities which constitute "restricted securities" under Rule 144 and (y) any securities into which the Securities have been converted under this Indenture which constitute "restricted securities" under Rule 144.

                                   ARTICLE V
                             SUCCESSOR CORPORATION

         SECTION 5.1      Limitation on Merger, Sale or Consolidation.

         (a) The Company shall not, directly or indirectly, consolidate with or merge with or into another Person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis) (other than the sale, lease, conveyance or transfer of all or substantially all of the Company's assets to its Subsidiaries), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) either (a) in the case of a merger or consolidation, the Company is the surviving entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any State thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities and the Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer of all or substantially all of the assets and, if a supplemental indenture is required, such supplemental indenture complies with the Indenture and that all conditions precedent relating to such transactions have been satisfied, and such supplemental indenture shall provide for the applicable conversion rights set forth in Section 13.6.

         (b) For purposes of clause (a) of this Section 5.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company (other than to another Subsidiary of the Company or to the Company), which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         SECTION 5.2      Successor Corporation Substituted.

         Upon any consolidation or merger or any sale, lease, conveyance or transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance or transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and when a successor corporation duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the predecessor shall be released from such obligations (except with respect to any obligations that arise from, or as a result of such transaction).


                                   ARTICLE VI
                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 6.1      Events of Default.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (a) failure by the Company to pay any installment of interest upon, or Liquidated Damages, if any, with respect to, the Securities as and when the same becomes due and payable and the continuance of such failure for a period of 30 days, whether or not such payment is prohibited by Article XII;

                 (b) failure by the Company to pay all or any part of the principal of, or premium, if any, on the Securities when and as the same become due and payable at maturity, redemption, repurchase, by acceleration, or otherwise, including, without limitation, failure to pay the Redemption Price on the Redemption Date in accordance with
         Article III or failure to pay the Repurchase Price on the Repurchase Date in accordance with Article XI, whether or not such payment is prohibited by Article XII;

                 (c) failure to perform any conversion of the Securities required under this Indenture and the continuance of such default for a period of 30 days;

                 (d) failure by the Company to observe or perform any covenant or agreement contained in the Securities or this Indenture (other than a default in the performance of any covenant or agreement that is specifically dealt with elsewhere in this Section 6.1), and continuance of such failure for a period of 60 days after there has been given to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then outstanding Securities, a written notice specifying such default or breach, requesting it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                 (e) failure on the part of the Company or any Significant Subsidiary to make any payment at maturity, including any grace period, in respect of Indebtedness (other than non-recourse obligations) in an amount in excess of $5 million, and continuance of such failure for a period of 30 days after there has been given to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then outstanding Securities, a written notice specifying such default or breach, requesting it to be remedied and stating that such notice is a "Notice of Default " hereunder;

                 (f) default by the Company or any Significant Subsidiary with respect to any Indebtedness (other than non-recourse obligations) that results in the acceleration of any such Indebtedness in an amount in excess of $5 million without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled, for a period of 30 days after there has been given to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then outstanding Securities, a written notice specifying such default or breach, requesting it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                 (g) entrance of a decree, judgment, or order by a court of competent jurisdiction adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and the continuance of such decree or order as undischarged and unstayed for a period of 60 days; or entrance of a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, any of its Significant Subsidiaries, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person and the continuance of such decree, judgment, or order as undischarged and unstayed for a period of 60 days;

                 (h) institution of proceedings by the Company or any of its Significant Subsidiaries to be adjudicated a voluntary bankrupt, or consent to the filing of a bankruptcy proceeding against it, or the filing of a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or consent to the filing of any such petition, or consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or the making of a general assignment for the benefit of creditors, or the admission in writing of its inability to pay its debts generally as they become due, or within the meaning of any Bankruptcy Law, becoming insolvent, failing generally to pay its debts as they become due, or taking any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing; or

                 (i) the issuance of final unsatisfied judgments not covered by insurance for the payment of money, or any warrant of attachment against any portion of the property or assets of the Company or any of its Significant Subsidiaries, aggregating in excess of $5,000,000 at any one time have not been stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of 60 days (or, in the case of any such final judgment which provides for payment over time, which shall so remain unstayed, unbonded or undischarged beyond any applicable payment date provided therein).

         Notwithstanding the 60-day period and notice requirement contained in
Section 6.1(d) above, with respect to a default under Article XI the 60-day period referred to in Section 6.1(d) shall be deemed to have begun as of the date the Change in Control notice is required to be sent in the event that the Company has not complied with the provisions of Section 11.1 and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the Notice of Default referred to in Section 6.1(d) to the Company and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Repurchase Price on the Repurchase Date, such Event of Default shall be deemed, for purposes of this Section 6.1, to arise no later than on the Repurchase Date.

         If a Default occurs and is continuing, the Trustee shall, within 90 days after the occurrence of such default, give to the Holders notice of such default; provided that, except in the case of default in the payment of the principal of, or premium, if any, or interest on or Liquidated Damages, if any, with respect to any of the Securities, including default in the payment of any redemption or repurchase obligation, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Trust Officers in good faith determine that the withholding of such notice is in the interests of the holders of Securities.

         SECTION 6.2      Acceleration of Maturity Date; Rescission and
Annulment.

         If an Event of Default (other than an Event of Default specified in Section 6.1(g) or (h) relating to the Company or any of its Significant Subsidiaries) occurs and is continuing, then, and in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Securities, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Securities, determined as set forth below, including in each case accrued interest thereon and Liquidated Damages, if any, with respect thereto, to be due and payable immediately. If an Event of Default specified in Section 6.1(g) or (h) relating to the Company or any Significant Subsidiary occurs, all principal, premium, if any, accrued interest thereon and Liquidated Damages, if any, with respect thereto will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this

Article VI, the Holders of no less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

                 (a) the Company has paid or deposited with the Trustee Cash sufficient to pay

                          (i) all overdue interest (and Liquidated Damages, if any) on all Securities,

                          (ii) the principal of (and premium, if any, applicable to) any Securities that would then be due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                          (iii) to the extent that payment of such interest is lawful, interest upon overdue principal, premium, if any, and on overdue installments of interest (and Liquidated Damages, if any) at the rate borne by the Securities,

                          (iv) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.7, and

                 (b) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on and Liquidated Damages with respect to Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in
         Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 11.1.

Notwithstanding Section 6.2(b), no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision that cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

         SECTION 6.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if an Event of Default in payment of principal, premium, or interest (or Liquidated Damages, if any) specified in clause (a) or (b) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any), interest and Liquidated Damages, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest and Liquidated Damages, if any, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel and amounts due the Trustee under Section 7.7.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 6.4      Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest and Liquidated Damages, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

                 (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest and Liquidated Damages, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel and all other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

                 (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the

Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.5      Trustee May Enforce Claims Without Possession of
Securities.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 7.7, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         SECTION 6.6      Priorities.

         Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal, premium (if any), interest or Liquidated Damages, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST:  To the Trustee in payment of all amounts due pursuant to
Section 7.7;

         SECOND: To the holders of Senior Indebtedness of the Company to the extent provided in Article XII;

         THIRD: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and Liquidated Damages, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest and Liquidated Damages, if any, respectively; and

         FOURTH: To the Company or to whomsoever may be lawfully entitled thereto, the remainder, if any.

         SECTION 6.7      Limitation on Suits.

         No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                 (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                 (B) the Holders of not less than 25% in principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                 (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                 (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of then outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders. For the protection and enforcement of this Section 6.7, each and every holder of a Security and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Anything in this Indenture or the Securities to the contrary notwithstanding, the holder of any Security, without the consent of either the Trustee or the holder of any other Security, in his own behalf and for his own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

         SECTION 6.8 Unconditional Right of Holders to Receive Principal, Premium and Interest.

         Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any), interest on and Liquidated Damages, if any, with respect to such Security when due (including, in the case of redemption, the Redemption Price on the applicable Redemption Date, and in the case of the Repurchase Price, on the applicable Repurchase
Date) and to convert such Security in accordance with Article XIII and to institute suit for the enforcement of any such payment and right to convert after such respective dates, and such rights shall not be impaired without the consent of such Holder.

         SECTION 6.9      Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 6.10     Delay or Omission Not Waiver.

         No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Subject to the limitations contained in this Article VI, every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         SECTION 6.11     Control by Holders.

         The Holder or Holders of no less than a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

                 (a) such direction shall not be in conflict with any rule of law or with this Indenture,

                 (b) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

                 (c) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

         SECTION 6.12     Waiver of Past Default.

         Prior to the declaration of acceleration of the maturity of the Securities, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may, on behalf of all Holders, waive any past default hereunder and its consequences, except a default

                 (A) in the payment of the principal of, premium, if any, interest on or Liquidated Damages, if any, with respect to any Security as specified in clauses (a) and (b) of Section 6.1 not yet cured, or

                 (B) in respect of a covenant or provision hereof that, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

         SECTION 6.13     Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of then outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, premium (if any) or interest or Liquidated Damages, if any, on, any Security on or after the respective Stated Maturity (including, in the case of redemption, on or after the Redemption Date).

         SECTION 6.14     Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE VII
                                    TRUSTEE

         The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

         SECTION 7.1      Duties of Trustee.

         (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b)     Except during the continuance of a Default or an Event of
Default:

                 (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture that are adverse to the Trustee.

                 (2) In the absence of bad faith on its part, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture as to the truth of the statements and the correctness of the opinions expressed therein. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (1)      This paragraph does not limit the effect of paragraph
         (b) of this Section 7.1.

                 (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                 (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the

Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

         (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

         SECTION 7.2      Rights of Trustee.

         Subject to Section 7.1:

                 (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 14.4 and 14.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate, opinion or advice of counsel.

                 (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture, nor for any action permitted to be taken or omitted hereunder by any agent.

                 (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, note, or other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                 (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                 (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                 (h) The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof or as to the performance by any agent of its duties hereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

                 (i) Whenever in the administration of this Indenture, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed), may, in the absence of bad faith, rely upon an Officers' Certificate of the Company.

         SECTION 7.3      Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.4      Trustee's Disclaimer.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use or application of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication (if executed by the Trustee), or the use or application of any funds received by a Paying Agent other than the Trustee.

         SECTION 7.5      Notice of Default.

         If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice, in the manner and to the extent provided in TIA Section 313(c), of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs provided that, except in the case of default in the payment of the principal of, or premium, if any, or interest on or Liquidated Damages, if any, with respect to any of the Securities including default in the payment of any redemption or repurchase obligation, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Trust Officers in good faith determine that the withholding of such notice is in the interests of the holders of Securities.

         SECTION 7.6      Reports by Trustee to Holders.

         Within 60 days after May 15 of each year commencing with the year 1996, the Trustee shall, if required by law, mail to each Holder a brief report dated as of May 15 of the year in which such reports are made that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

         The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

         A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

         SECTION 7.7      Compensation and Indemnity.

         The Company agrees to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

         The Company agrees to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence, willful misconduct, recklessness or bad faith on the part of the Trustee, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Trustee may have separate counsel and the Company shall pay reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, provided however that
such consent may not be unreasonably withheld.   The Company shall defend the
claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, willful misconduct, recklessness or bad faith.

         To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on or Liquidated Damages, if any, with respect to particular Securities.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or (g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

         SECTION 7.8      Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

         The Trustee may resign by so notifying the Company in writing. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment 60 days after the mailing of such notice of resignation to the holders of Securities, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any holder of Securities who has been a bona fide holder of a Security or Securities for at least six months may, subject to the provisions of Section 6.13, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee. The Holder or Holders of a majority in principal amount of then outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

                 (a)      the Trustee fails to comply with Section 7.10;

                 (b)      the Trustee is adjudged bankrupt or insolvent;

                 (c) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

                 (d)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee by written instrument in duplicate. One copy of such instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in
Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in
Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

         SECTION 7.9      Successor Trustee by Merger, Etc.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee such corporation shall be qualified under the provisions of Section 7.11 and eligible under the provisions of Section 7.10.

         In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Securities either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         SECTION 7.10     Eligibility; Disqualification.

         The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

         SECTION 7.11     Preferential Collection of Claims Against Company.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                  ARTICLE VIII
                           SATISFACTION AND DISCHARGE

         SECTION 8.1      Satisfaction and Discharge of Indenture.

         The Company may terminate its obligations under this Indenture (subject to the provisions of this Article VIII) when it shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Article II hereof) and the following conditions shall be satisfied:

                 (1) The Company has paid all sums payable under the Indenture; and

                 (2) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent have been complied with as contemplated by this Section 8.1.

         SECTION 8.2      Repayment to the Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, for the payment of the principal of, premium, if any, or interest on or Liquidated Damages with respect to any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest or Liquidated Damages has become due and payable shall be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

                                   ARTICLE IX
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 9.1      Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holder, the Company, when authorized by Board Resolutions delivered to the Trustee, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (a) to make provision with respect to the conversion rights of the Holders of Securities pursuant to the requirements of Section
13.6 or the repurchase obligations of the Company pursuant to the requirements of Section 11.1(d);

                 (b) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture that are not inconsistent with the provisions of this Indenture, provided, that such action pursuant to this clause (2) does not adversely affect the interests of any Holder in any respect;

                 (c) to create additional covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder, provided, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change pursuant to this clause (c) does not adversely affect the rights of any Holder;

                 (d) subject to Article XII, to provide for collateral for or guarantors of the Securities;

                 (e) to evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company herein and in the Securities in accordance with Article V; or

                 (f)      to comply with the TIA.

         SECTION 9.2 Amendments, Supplemental Indentures and Waivers with Consent of Holders.

         Subject to Section 6.8 and the last sentence of this paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions delivered to the Trustee, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this





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
Indenture or the Securities. Subject to Section 6.8 and the last sentence of this paragraph, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may, in writing, waive compliance by the Company with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

                 (a) change the Stated Maturity or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium or Liquidated Damages, if any, payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment or the conversion of any Security on or after the due date thereof (including, in the case of redemption, on or after the Redemption Date), or reduce the Repurchase Price, or alter the Repurchase Offer (other than as set forth in Section 11.1) or redemption provisions in a manner adverse to the Holders, or

                 (b) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture; or

                 (c) adversely affect the right of such Holder to convert Securities; or

                 (d) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

         It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

         After an amendment, supplement or waiver under this Section 9.2 or
Section 9.4 becomes effective, it shall bind each Holder.

         In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or (at the option of the Company) to all Holders, consideration for consent to such amendment, supplement or waiver.

         SECTION 9.3      Compliance with TIA.

         Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA, as then in effect; provided that this
Section 9.3 shall not require such supplemental indenture or the Trustee to be qualified under the TIA prior to the time such qualification is in fact required under the terms of the TIA or the Indenture has been qualified under the TIA, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the TIA or the Indenture has been qualified under the TIA. Subject to Section 9.4, upon the execution of any supplemental indenture pursuant to the provisions of this
Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 9.4      Revocation and Effect of Consents.

         Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every Person to which such Holder transfers Securities in accordance with this Indenture or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security.
However, any such Holder or Person to which such Holder transfers Securities in accordance with this Indenture may revoke the consent as to its Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (d) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it





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and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

         SECTION 9.5      Notation on or Exchange of Securities.

         If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

         SECTION 9.6      Trustee to Sign Amendments, Etc.

         The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.


                                   ARTICLE X
                              MEETINGS OF HOLDERS

         SECTION 10.1     Purposes for Which Meetings May Be Called.

         A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

                 (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article VI;

                 (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article VII;





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
                 (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.2; or

                 (d) to take any other action (i) authorized to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

         SECTION 10.2     Manner of Calling Meetings.

         The Trustee may at any time call a meeting of Holders to take any action specified in Section 10.1, to be held at such time and at such place in the City of New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the Security Register of the Security Registrar, not less than 10 nor more than 60 days prior to the date fixed for a meeting.

         Any meeting of Holders shall be valid without notice if the Holders of all Securities then outstanding are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

         SECTION 10.3     Call of Meetings by the Company or Holders.

         In case at any time the Company or the Holders of not less than 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Securities in the amount above specified may determine the time and place in The City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in The City of New York, State of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

         SECTION 10.4     Who May Attend and Vote at Meetings.

         To be entitled to vote at any meeting of Holders, a Person shall (a) be a registered Holder of one or more Securities, or (b) be a Person appointed by an instrument in writing as proxy for the





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
registered Holder or Holders of Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company, and its counsel.

         SECTION 10.5 Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment.

         Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Securities entitled to vote at such meeting, in which case those and only those Persons who are Holders of Securities at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 10.3, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

         At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Securities challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 10.2 or Section 10.3 may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

         SECTION 10.6     Voting at the Meeting and Record to Be Kept.

         The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of the Securities voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2 or published as provided in Section 10.3. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         SECTION 10.7 Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting.

         Nothing contained in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.


                                   ARTICLE XI
              RIGHT TO REQUIRE REPURCHASE UPON A CHANGE OF CONTROL

         SECTION 11.1 Repurchase of Securities at the Option of the Holder Upon a Change of Control.

                 (a) In the event that a Change of Control occurs, each Holder shall have the right, at such Holder's option, subject to the terms and conditions of this Indenture, to require the Company to repurchase all or any part of such Holder's Securities (provided, that the principal amount of such Securities must be $1,000 or an integral multiple thereof) on the date (the "Repurchase Date") that is no later than 40 Business Days after the occurrence of such, at a cash price (the "Repurchase Price") equal to 101% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Repurchase Date.

                 (b) In the event that, pursuant to this Section 11.1, the Company shall be required to commence an offer to purchase Securities (a "Repurchase Offer"), the Company shall follow the procedures set forth in this
Section 11.1 as follows:

                          (1) the Repurchase Offer shall commence within 15 Business Days following the Change in Control;





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
                          (2) the Repurchase Offer shall remain open for 20 Business Days following commencement (the "Repurchase Offer Period"); provided that if so required by applicable law, the Repurchase Date and the Repurchase Offer Period may be extended as so required; however, if so extended, such extension shall nevertheless constitute an Event of Default if the Repurchase Date does not occur within 60 Business Days of the Change in Control;

                          (3) upon the expiration of a Repurchase Offer, the Company shall purchase all Securities tendered in response to the Repurchase Offer;

                          (4) if the Repurchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest will be payable to Holders who tender Securities pursuant to the Repurchase Offer;

                          (5) the Company shall provide the Trustee and the Paying Agent with notice of the Repurchase Offer at least three Business Days before the commencement of any Repurchase Offer;

                          (6)     on or before the commencement of any
         Repurchase Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Holders, which (to the extent consistent with this Indenture) shall govern the terms of the Repurchase Offer and shall state:

                                  (i)      that the Repurchase Offer is being
                 made pursuant to such notice and this Section 11.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

                                  (ii)     the Repurchase Price (including the
                 amount of accrued and unpaid interest and Liquidated Damages, if any) and the Repurchase Date;

                                  (iii)    that any Security, or portion
                 thereof, not tendered or accepted for payment will continue to accrue interest or Liquidated Damages, if any;

                                  (iv) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the last paragraph of this clause (b) or such payment is prevented pursuant to Article XII, any Security, or portion thereof, accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest or Liquidated Damages, if any, after the Repurchase Date;

                                  (v)      that Holders electing to have a
                 Security, or portion thereof, purchased pursuant to a Repurchase Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the





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
                 Security completed, to the Trustee or Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate) at the address specified in the notice prior to the close of business on the Repurchase Date;

                                  (vi)     that Holders will be entitled to
                 withdraw their election, in whole or in part, if the Trustee or Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate) receives, up to the close of business on the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

                                  (vii)    a brief description of the events
                 resulting in such Change of Control.

         Any such Repurchase Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

         On or before the Repurchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Repurchase Offer, (ii) deposit with the Paying Agent Cash sufficient to pay the Repurchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) for all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to Holders of Securities so accepted payment in an amount equal to the Repurchase Price of the Securities (including accrued and unpaid interest and Liquidated Damages, if any), and the Trustee shall promptly authenticate and the Security Registrar shall mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

         (c) Except as described in this Section 11.1(c), no modification of this Indenture regarding the provisions on repurchase at the option of any Holder of a Security upon a Change of Control is permissible without the consent of the Holder of the Security so affected. In the event of a Change in Control, if Holders of an excess of two-thirds of the outstanding aggregate principal amount of the Securities so determine at any time following the occurrence of such Change of Control and before the close of business on the Business Day immediately preceding the Repurchase Date, such event shall not be treated as a Change in Control for purposes of this Indenture. In such event the Company shall deliver to the Trustee prior to the Repurchase Date an Officers' Certificate certifying that Holders in excess of two-thirds of the outstanding aggregate principal amount of the

Securities have determined that a Change in Control shall not be treated as a Change in Control as provided in this Section 11.1(c) and the Trustee may conclusively rely on such Officers' Certificate as to the truth of the statements contained therein. In such event, (i) the Company shall not be required to make the Repurchase Offer, (ii) to the extent the Repurchase Offer has already been made, such Repurchase Offer shall be deemed revoked, and (iii) to the extent any Securities have been tendered in response to any such revoked Repurchase Offer, such tender shall be rescinded and the Securities so tendered shall be promptly returned to the Holders thereof. For purposes of any such determination by the Holders of the outstanding Securities, Securities held by the Company or an Affiliate (including any Person that would become an Affiliate (or its successor) as a consequence of the event or series of events that otherwise would be treated as a Change of Control for purposes of this Indenture) shall be disregarded. The Company shall promptly mail notice to each of the Holders of such action by the Holders of two-thirds of the outstanding principal amount.

         (d) In the case of any reclassification, change, consolidation, merger, sale, transfer or conveyance of all or substantially all of the assets of the Company to which Section 13.6 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive shares of stock and other securities or property or assets (including cash) which includes shares of Common Stock of the Company or common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares and other securities, property, or assets (including cash) constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such shares of stock and other securities, property and assets (including cash) (as determined by the Company as evidenced by a Officer's Certificate, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or combination or which acquires the properties or assets (including cash) of the Company, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of the Securities to cause the Company to repurchase the Securities following a Change in Control, including without limitation the applicable provisions of this Article XI and the definitions of the Common Stock and Change in Control, as appropriate, and such other related definitions set forth herein as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to the common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

         (e) The Company shall promptly on the occurrence of a Change of Control or an event which but for the proviso in the definition of Change of Control constitutes a Change of Control deliver to the Trustee an Officers' Certificate stating the Change of Control or the basis on which the proviso applies. If there is a Change of Control the Officers' Certificate shall set forth the date of the occurrence.





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
                                  ARTICLE XII
                                 SUBORDINATION

         SECTION 12.1     Securities Subordinated to Senior Indebtedness.

         The Company and each Holder, by its acceptance of Securities, agree that (a) the payment of the principal of and interest on, or Liquidated Damages, if any, with respect to, the Securities and (b) any other payment in respect of the Securities, including on account of the acquisition or redemption of the Securities by the Company (including, without limitation, pursuant to Article XI) for cash, property or securities (other than Junior Securities or any cash payment required as a result of a deficiency of a number of shares of Common Stock available for issuance upon conversion of Securities required by Section 13.1) is subordinated, to the extent and in the manner provided in this Article XII, to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

         This Article XII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

         SECTION 12.2     No Payment on Securities in Certain Circumstances.

         (a) No payment may be made by the Company on account of the principal of, premium, if any, or interest on, or Liquidated Damages, if any, in respect to the Securities, or to acquire any of the Securities (including repurchases of Securities at the option of the Holder) for cash, property or securities (other than Junior Securities), or on account of the redemption provisions of the Securities, (i) upon the maturity of any Designated Senior Indebtedness of the Company by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and interest on such Designated Senior Indebtedness are first paid in full (or such payment is duly provided for), or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on any Designated Senior Indebtedness of the Company when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

         (b) Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Designated Senior Indebtedness or their representative immediately to accelerate its maturity and (ii) written notice of such event of default given to the Company and the Trustee by the holders of at least $3 million principal amount outstanding of such Designated Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company on account of the principal of, premium, if any, or interest on, or Liquidated Damages, if any, with respect to, the Securities, or to acquire or repurchase any of the Securities for cash or property, or on account of the redemption provisions of the Securities, in any such case other than payments made with Junior Securities. Notwithstanding the foregoing, unless (i) the Designated Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, the Company shall be required to pay all sums not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Securities. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 365 consecutive days, and (ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period shall be made the basis for the commencement of any other Payment Blockage Period.

         (c) In furtherance of the provisions of Section 12.1, in the event that, notwithstanding the foregoing provisions of this Section 12.2, any payment or distribution of assets of the Company (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the provisions of this Section 12.2, then, such payment or distribution (subject to the provisions of Section 12.7) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of Senior Indebtedness of the Company, and shall be paid or delivered by the Trustee or such Holders or such Paying Agent, as the case may be, to the holders of Senior Indebtedness of the Company remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably, according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebtedness of the Company remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

         SECTION 12.3 Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization.

         Upon any distribution of assets of the Company or upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities:

                 (a) the holders of all Senior Indebtedness of the Company shall first be entitled to receive payments in full (or have such payment duly provided for) before the Holders are entitled to receive any payment on account of the principal of, premium, if any, and interest on, or Liquidated Damages, if any, with respect to, the Securities (other than Junior Securities);

                 (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities), to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the provisions of this Article XII, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Indebtedness of the Company or their representative to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid after giving effect to any concurrent payment and distribution, or provision therefor, to the holders of such Senior Indebtedness; and

                 (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities), shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company or any Affiliate is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of the principal of or interest on the Securities before all Senior Indebtedness of the Company is paid in full, such payment or distribution (subject to the provisions of Section 12.7) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of such Senior Indebtedness, or their respective representative, ratably according to the respective amounts of such Senior Indebtedness held or represented by each, to the extent necessary to make payment as provided herein of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness, as promptly as practical following notice from the Trustee to the holders of such Senior Indebtedness that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Senior Indebtedness.

         SECTION 12.4 Holders to Be Subrogated to Rights of Holders of Senior Indebtedness.

         Subject to the payment in full of all Senior Indebtedness of the Company as provided herein, the Holders of Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by the Company, or by or on behalf of the Holders by virtue of this Article XII, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

         If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XII shall have been applied, pursuant to the provisions of this Article XII, to the payment of amounts payable under Senior Indebtedness of the Company, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

         SECTION 12.5     Obligations of the Company Unconditional.

         Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and the Holders, the obligation of each such Person, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on, or Liquidated Damages, if any, with respect to, the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article XII or elsewhere in this Indenture or in the Securities, upon any distribution of assets of the Company referred to in this Article XII, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XII. Nothing in this Article XII shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

         SECTION 12.6 Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

         The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than one Business Day prior to such payment, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

         SECTION 12.7     Application by Trustee of Assets Deposited with It.

         Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of Holders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article XII. Otherwise, any deposit of assets with the Trustee or the Agent (whether or not in trust) for the payment of principal of, premium, if any, or interest on, or Liquidated Damages, if any, with respect to, any Securities shall be subject to the provisions of Sections 12.1, 12.2, 12.3 and 12.4; provided, that, if prior to one Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of, premium, if any, or interest, or Liquidated Damages, if any, with respect to, on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 12.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

         SECTION 12.8 Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.

         No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article XII shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

         SECTION 12.9 Holders Authorize Trustee to Effectuate Subordination of Securities.

         Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XII and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company), the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 12.10    Right of Trustee to Hold Senior Indebtedness.

         The Trustee shall be entitled to all of the rights set forth in this
Article XII in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

         SECTION 12.11    Article XII Not to Prevent Events of Default.

         The failure to make a payment on account of principal of, premium, if any, or interest on, or Liquidated Damages, if any, with respect to, the Securities by reason of any provision of this Article XII shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way prevent the Holders from exercising any right hereunder other than the right to receive payment on the Securities.

         SECTION 12.12 No Fiduciary Duty of Trustee to Holders of Senior Indebtedness.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise. Nothing in this Section 12.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative.

         SECTION 12.13    Certain Conversions Deemed Payment.

         For the purposes of this Article XII only, (1) the issuance and delivery of Junior Securities upon conversion of Securities in accordance with
Article XIII shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on or Liquidated Damages, if any, with respect to Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 13.2), property or securities (other than Junior Securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Security, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article XIII.


                                  ARTICLE XIII
                            CONVERSION OF SECURITIES

         SECTION 13.1     Conversion Privilege.

         Subject to and upon compliance with the provisions of this Indenture, at the option of the Holder thereof, any Security may at any time be converted, in whole, or in part at any time after the 90th day following the latest date of original issuance of the Securities and prior to the close of business on the Stated Maturity (except that, with respect to any Security or portion of a Security which shall be called for redemption, such right shall terminate at the close of business on the last Trading Day prior to the Redemption Date of such Security or portion of a Security unless the Company shall default in payment of the Redemption Price and with respect to any Security or portion of a Security submitted for repurchase, such right shall terminate at the close of business on the Repurchase Date unless the Company shall default in payment of the Repurchase Price) in multiples of $1,000 principal amount, into fully paid and non-assessable shares of Common Stock issuable upon conversion of the Securities, at the conversion price in effect at the Date of Conversion (as hereinafter defined). If a Security or some portion thereof shall have been called for redemption or delivered for repurchase and no default is made in making due provision for the payment of the Redemption Price or Repurchase Price, as the case may be, in accordance with the terms of this Indenture, then with respect to such Security or portion thereof as has been so called for redemption or delivered for repurchase, such Security or portion thereof may be so converted until and including, but not after, the close of business on the Business Day immediately prior to the Redemption Date or Repurchase Date, as applicable, for such Security, unless the Company subsequently fails to pay the applicable Redemption Price or Repurchase Price, as the case may be.

         SECTION 13.2     Exercise of Conversion Privilege.

         In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security to the Company at any time during usual business hours at its office or agency maintained for the purpose as provided in this Indenture, accompanied by a fully executed written notice, in substantially the form set forth on the reverse of the Security, that the Holder elects to convert such Security or a stated portion thereof constituting a multiple of $1,000 principal amount, and, if such Security is surrendered for conversion during the period between the close of business on any Record Date and the opening of business on the next following Interest Payment Date, such Security shall be accompanied also by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Security being surrendered for conversion, notwithstanding such conversion; provided, no such payment shall be required with respect to interest payable on September 15, 1999. The Holder of any Security at the close of business on a Record Date will be entitled to receive the interest payable on such Security on the corresponding Interest Payment Date notwithstanding the conversion thereof after such Record Date. Such notice of conversion shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Securities surrendered for conversion shall (if reasonably required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his attorney duly authorized in writing. As promptly as practicable after the receipt of such notice and the surrender of such Security as aforesaid, the Company shall, subject to the provisions of Section 13.8 hereof, issue and deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion of Securities in accordance with the provisions of this Article XIII and Cash, as provided in Section 13.3 hereof, in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (herein called the "Date of Conversion") on which such Security shall have been surrendered as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall cause the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued to be deemed to have become the recordholder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such conversion shall nevertheless be at the conversion price in effect at the close of business on the date when such Security shall have been so surrendered with the conversion notice. In the case of conversion of a portion, but less than all, of a Security, the Company shall as promptly as practicable execute, and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a Security or Securities in the aggregate principal amount of the unconverted portion of the Security surrendered. Except as otherwise expressly provided in this Indenture, no payment or adjustment shall be made for interest accrued on any Security (or portion thereof) converted or for dividends or distributions on any Common Stock issued upon conversion of any Security.

         In order to exercise the conversion privilege with respect to any interest in a Global Security, the beneficial holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, deliver by book-entry delivery an interest in such Global Security, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent, and pay the funds, if any, required by this Section 13.2 and any transfer taxes, if required pursuant to Section 13.8.

         Upon the conversion of an interest in a Global Security, the Trustee, or the Securities Custodian at the direction of the Trustee, shall make a notation on such Global Security as to the reduction in the principal amount represented thereby.

         SECTION 13.3     Fractional Interests.

         No fractions of shares or scrip representing fractions of shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities so surrendered. If any fraction of a share of Common Stock would, except for the foregoing provisions of this Section 13.3, be issuable on the conversion of any Security or Securities, the Company shall make payment in lieu thereof in an amount of Cash equal to the value of such fraction computed on the basis of the last sale price of the Common Stock as reported on the Nasdaq National Market (or if not admitted to trading thereon, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading) at the close of business on the Date of Conversion or if no such sale takes place on such day, the last sale price for such day shall be the average of the closing bid and asked prices regular way on the Nasdaq National Market (or if not admitted to trading thereon, on the principal national securities exchange on which the Common Stock is listed or admitted to trading) for such day (any such last sale price being hereinafter referred to as the "Last Sale Price"). If on such Trading Day the Common Stock is not quoted by any such organization, the fair value of such Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Company, shall be used.

         SECTION 13.4     Conversion Price.

         The Conversion Price per share of Common Stock issuable upon conversion of the Securities shall initially be $14.55 (the "Conversion Price"), subject to adjustment from time to time as set forth in Section 13.5 hereof.

         SECTION 13.5     Adjustment of Conversion Price.

         The Conversion Price shall be subject to adjustment from time to time as follows:

                 (a) In case the Company shall (l) make or pay a dividend (or other distribution) in shares of Common Stock on any class of Capital Stock of the Company, (2) subdivide its outstanding shares of Common Stock into a greater number of shares or (3) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that he would have owned immediately following such action had such Security been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsection (h) below, after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                 (b) In case the Company shall issue rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share of the Common Stock (as determined pursuant to subsection (f) below) on the record date mentioned below, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights, options or warrants by a fraction, of which:

                          (i) the numerator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants, immediately prior to such issuance, plus
         (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights, options or warrants and dividing the product so obtained by such current market price), and of which

                          (ii) the denominator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants, immediately prior to such issuance, plus
         (B) the number of additional shares of Common Stock which are so offered for subscription or purchase.

         Such adjustment shall become effective immediately, except as provided in subsection (h) below, after the record date for the determination of holders entitled to receive such rights, options or warrants provided, such rights, options or warrants will be treated as having been outstanding on the date of distribution for purposes of any adjustments pursuant to the terms thereof.

         (c) In case the Company or any subsidiary of the Company shall distribute to all holders of Common Stock, any of its assets, evidences of indebtedness, cash or other assets or shares of Capital Stock other than Common Stock (including securities but other than (x) dividends or distributions exclusively in cash or (y) any dividends, rights, options, warrants and distributions for which an adjustment is required to be made in accordance with subsection (a) or (b) above) then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the then current market price per share of the Common Stock (determined as provided in subsection (f) below) on the record date mentioned below less the then fair market value (as reasonably determined in good faith by the Board of Directors of the Company) of the portion of the assets so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock; provided, however, that in the event the then fair market value (as so determined) of the portion of the assets so distributed applicable to one share of Common Stock is equal to or greater than the current market price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of assets such holder would have received had such

Holder converted each Security on the record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this
Section 13.5(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the current market price of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (h) below, after the record date for the determination of stockholders entitled to receive such distribution.

         In the event the Company implements a stockholder rights plan, such rights plan shall provide that upon conversion of the Securities the holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion).

         Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 13.5 (and no adjustment to the Conversion Price under this Section 13.5 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 13.5(b). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 13.5 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and
(2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

         (d) In case the Company or any Subsidiary of the Company shall make any distribution consisting exclusively of cash (excluding any cash portion of distributions for which an adjustment is required to be made in accordance with (c) above) to all holders of Common Stock in an aggregate amount that, combined together with (i) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustment has been made and (ii) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Company or any of its Subsidiaries for Common Stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 15% of the Company's market capitalization (defined as being the product of the then current market price of the Common Stock (determined as provided in subsection (f) below) times the number of shares of Common Stock then outstanding) on the record date of such distribution, in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the then current market price per share of the Common Stock on such record date less the amount of the cash so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (h) below, after the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the cash so distributed applicable to one share of Common Stock equals or exceeds such current market price per share of Common Stock or such current market price exceeds such amount of cash by less than $0.10 per share, the Conversion Price shall not be adjusted pursuant to this subsection (d).

         (e) In case there shall be completed a tender offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock (any such tender offer being referred to as an "Offer") that involves an aggregate consideration having a fair market value as of the expiration of such Offer (the "Expiration Time") that, together with (i) any cash and the fair market value of any other consideration payable in respect of any other Offer, as of the expiration of such other Offer, expiring within the 12 months preceding the expiration of such Offer and in respect for which no Conversion Price adjustment pursuant to this subsection (e) has been made and (ii) the aggregate amount of any all-cash distributions referred to in subsection (d) of this Section 13.5 to all holders of Common Stock within the 12 months preceding the expiration of such Offer for which no Conversion Price adjustment pursuant to such subsection (d) has been made, exceeds 15% of the Company's market capitalization (defined as the product of the then current market price per share (determined as provided in subsection (f) below) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, the Conversion Price shall be reduced by multiplying such Conversion Price in effect immediately prior to the Expiration Time) by a fraction of which the numerator shall be (i) the product of the then current market price per share (determined as provided in subsection (f) below) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time minus (ii) the fair market value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted being referred to as the "Purchased Shares") and the denominator shall be the product of (i) such current market price per share on the Expiration Time times (ii) such number of outstanding shares on the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

         For purposes of this subsection (e), the fair market value of any consideration with respect to an Offer shall be reasonably determined in good faith by the Board of Directors of the Company and described in a Board Resolution.

         (f)     For the purpose of any computation under subsections (b), (c),
(d) and (e) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Prices of a share of Common Stock for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the date before the "ex date", with respect to the issuance, distribution or Offer requiring such computation. If on any such Trading Day the Common Stock is not quoted by any organization referred to in the definition of Last Sale Price in Section 13.3 hereof, the fair value of the Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Company described in a Board Resolution, shall be used. For purposes of this paragraph, the term "ex date," when used with respect to any issuance, distribution or payments with respect to an Offer, means the first date on which the Common Stock trades regular way on the Nasdaq National Market (or if not listed or admitted to trading thereon, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading) without the right to receive such issuance, distribution or Offer.

         (g)     In addition the foregoing adjustments in subsections (a), (b),
(c), (d) and (e) above, the Company will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the shares of Common Stock.

         To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to Holders a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

         (h) In any case in which this Section 13.5 shall require that an adjustment (including by reason of the last sentence of subsection (a) or (c) above) be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Security converted after such record date and on and before such adjustment shall have become effective (i) defer paying any Cash payment pursuant to Section 13.3 hereof or issuing to the Holder of such Security the number of shares of Common Stock and other capital stock of the Company (or other assets or securities) issuable upon such conversion in excess of the number of shares of Common Stock and other Capital Stock of the Company (or other assets or securities) issuable thereupon only on the basis of the Conversion Price prior to adjustment, and (ii) not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate Cash payment pursuant to Section 13.3 hereof and issue to such Holder the additional shares of Common Stock and other Capital Stock of the Company (or other assets or securities) issuable on such conversion.

         (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Price; provided, that any adjustments which by reason of this subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XIII shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         (j) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly (i) file with the Trustee and each conversion agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) mail or cause to be mailed a notice of such adjustment to each Holder at its address as the same appears on the registry books of the Company. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

         SECTION 13.6 Continuation of Conversion Privilege in Case of Reclassification, Change, Merger, Consolidation or Sale of Assets.

         If any of the following shall occur, namely: (a) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value, to par value, or as a result of a subdivision or combination), (b) any consolidation or merger of the Company with or into any other Person, or the merger of any other Person with or into the Company (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock) or
(c) any sale, transfer or conveyance of all or substantially all of the assets of the Company, then the Company, or such successor or purchasing entity, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale, transfer or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security only into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance assuming such holder of Common Stock of the Company failed to exercise his rights of an election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance (provided that if the kind or amount of securities, cash, and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance is not the same for each share of Common Stock of the Company held immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this Section 13.6 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Article XIII. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including Cash) receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and property (including Cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 13.6 shall similarly apply to successive consolidations, mergers, sales or conveyances.

         Notice of the execution of each such supplemental indenture shall be mailed to each Holder of Securities at his address as the same appears on the registry books of the Company.

         Neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto, but, subject to the provisions of
Article VIII hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

         If this Section 13.6 applies to any event or occurrence, Sections 13.5(a) through 13.5(e) shall not apply.

         SECTION 13.7     Notice of Certain Events.

         In case:

                 (a) the Company shall declare a dividend (or any other distribution) payable to the holders of Common Stock (other than cash dividends); or

                 (b) the Company shall authorize the granting to the holders of Common Stock of rights, warrants or options to subscribe for or purchase any shares of stock of any class or of any other rights; or

                 (c) the Company shall authorize any reclassification or change of the Common Stock (including a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or conveyance of all or substantially all the property or business of the Company; or

                 (d) there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                 (e) the Company or any of its Subsidiaries shall complete an Offer;

then, the Company shall cause to be filed at the office or agency maintained for the purpose of conversion of the Securities as provided in Section 3.2 hereof, and shall cause to be mailed to each Holder of Securities, at his address as it shall appear on the registry books of the Company, at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution, rights, warrants or options or Offer, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options or to participate in such Offer are to be determined, or (2) such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up.

         SECTION 13.8     Taxes on Conversion.

         The Company will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant thereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder of the Securities to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid. The Company extends no protection with respect to any other taxes imposed in connection with conversion of Securities.

         SECTION 13.9     Company to Provide Stock.

         The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Securities from time to time as such Securities are presented for conversion; provided however that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Securities by delivery of repurchased shares of Common Stock that are held in the treasury of the Company.

         If any shares of Common Stock to be reserved for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be, provided, however, that nothing in this Section 13.9 shall be deemed to limit in any way the obligations of the Company provided in this Article XIII.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

         The Company covenants that all shares of Common Stock that may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free of preemptive rights.

         SECTION 13.10    Disclaimer of Responsibility for Certain Matters.

         Neither the Trustee nor any agent of the Trustee shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the Officers' Certificate referred to in Section 13.5 hereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any agent of the Trustee shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property (including cash), which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any agent of the Trustee shall be responsible for any failure of the Company to issue, register the transfer of or deliver any shares of Common Stock or stock certificates or other securities or property (including cash) upon the surrender of any Security for the purpose of conversion or, subject to Article VIII hereof, to comply with any of the covenants of the Company contained in this Article XIII.

         SECTION 13.11    Return of Funds Deposited for Converted Securities.

         Any funds that at any time shall have been deposited by the Company or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of and interest on any of the Securities and which shall not be required for such purposes because of the conversion of such Securities, as provided in this Article XIII, shall after such conversion be repaid to the Company by the Trustee or such other Paying Agent.


                                  ARTICLE XIV
                                 MISCELLANEOUS

         SECTION 14.1     TIA Controls.

         If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

         SECTION 14.2     Notices.

         Any notices or other communications to the Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                 if to the Company:

                 Metricom, Inc.
                 980 University Avenue
                 Los Gatos, California 95030
                 Attention:       Chief Financial Officer
                 Telephone:       (408) 399-8200
                 Telecopy:        (408) 354-1024
                 with a copy to:

                 Cooley Godward Castro Huddleson & Tatum
                 One Maritime Plaza, 20th Floor
                 San Francisco, California 94111
                 Attention:       Kenneth L. Guernsey, Esq.
                 Telephone:       (415) 693-2000
                 Telecopy:        (415) 951-3699

                 if to the Trustee:

                 U. S. Trust Company of California, N.A.
                 515 South Flower Street
                 Los Angeles, CA 90071-2429
                 Attention:       Corporate Trust Division
                                  (Metricom, Inc., 8% Convertible
                                  Subordinated Notes due 2003)
                 Telephone:       (213) 861-5000
                 Telecopy:        (213) 488-1370

         Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the Security Register of the Security Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 14.3     Communications by Holders with Other Holders.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Security Registrar and any other Person shall have the protection of TIA Section 312(c).

         SECTION 14.4     Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                 (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 14.5     Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         SECTION 14.6     Rules by Trustee, Paying Agent, Security Registrar.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Security Registrar may make reasonable rules for its functions.

         SECTION 14.7     Legal Holidays.

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         SECTION 14.8     Governing Law.

         THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

         SECTION 14.9     No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 14.10    No Recourse Against Others.

         No direct or indirect partner, employee, stockholder, director or officer, as such, past, present, or future of the Company, shall have any personal liability in respect of the obligations of the Company or any successor corporation under the Securities or this Indenture by reason of his or her status as such partner, stockholder, employee, director or officer. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

         SECTION 14.11    Successors.

         All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 14.12    Duplicate Originals.

         All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

         SECTION 14.13    Severability.

         In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         SECTION 14.14    Table of Contents, Headings, Etc.

         The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 14.15    Qualification of Indenture.

         The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

         SECTION 14.16    Registration Rights.

         Certain Holders of the Securities are entitled to certain registration rights with respect to such Securities pursuant to, and subject to the terms of, the Registration Rights Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                       METRICOM, INC.
                                       a Delaware corporation



                                       By:____________________________________
                                          ____________________________________
                                          Name: ______________________________
                                          Title: _____________________________



Attest:  _________________________




                                       U. S. TRUST COMPANY
                                       OF CALIFORNIA, N.A.
                                       as Trustee



                                       By:____________________________________
                                          Name: ______________________________
                                          Title: _____________________________

Attest: __________________________